UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

TRANZYME, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35119	63-1192270
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 South Miami Boulevard, Suite 300 Durham, NC	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 474-0020

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This filing amends the Current Report on Form 8-K filed by Tranzyme, Inc. (the “Company”) on June 12, 2012 to correct some of the voting results from the registrant’s recent annual meeting of stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders (the “Annual Meeting”) of the Company was held on June 7, 2012. At the Annual Meeting, the stockholders voted on the following five proposals and cast their votes as described below.

Proposal 1.            The individuals listed below were elected at the Annual Meeting to serve a one-year term on the Company’s Board of Directors until the annual meeting of stockholders in 2013 and until their respective successors are duly elected and qualified or until their earlier resignation or removal.

	FOR	WITHHELD	BROKER NON-VOTES

Vipin K. Garg, Ph.D.	14,807,118	2,761	2,110,894

John H. Johnson	14,802,118	7,761	2,110,894

George B. Abercrombie	14,807,118	2,761	2,110,894

Jean-Paul Castaigne, M.D.	14,807,778	2,101	2,110,894

Aaron Davidson	14,805,578	4,301	2,110,894

Anne M. VanLent	14,807,778	2,101	2,110,894

Alex Zisson	14,804,918	4,961	2,110,894

Proposal 2.            The Company’s stockholders approved the non-binding, advisory resolution on the executive compensation of the Company’s named executive officers.

FOR	ABSTAIN	AGAINST	BROKER NON-VOTES

14,393,501	404,301	12,077	2,110,894

Proposal 3.           The option to hold advisory votes on the executive compensation of the Company’s named executive officers on an annual basis received the highest number of votes from the Company’s stockholders.

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES

14,777,259	4,792	22,976	4,852	2,110,894

Proposal 4.           The Company’s stockholders approved the amendment and restatement of the Tranzyme, Inc. 2011 Stock Option and Incentive Plan.

FOR	ABSTAIN	AGAINST	BROKER NON- VOTES

14,388,011	7,362	414,506	2,110,894

Proposal 5.           The Company’s stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012.

FOR	ABSTAIN	AGAINST

16,911,515	3,990	5,268

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date June 13, 2012	Tranzyme, Inc.

	By:	/s/ Richard I. Eisenstadt
Richard I. Eisenstadt
Chief Financial Officer and Vice President, Finance